Exhibit 24.1

BEARINGPOINT, INC.

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS, that, effective October 14, 2004, the undersigned constitutes and appoints David W. Black and David R. Schwiesow, and each of them, such person’s true and lawful agents and attorneys-in-fact, with full power of substitution and resubstitution, for such individual and in his name, place and stead, in any and all capacities, to sign for the undersigned such Registration Statement or Statements of BearingPoint, Inc. (the “Company”) on Form S-l, Form S-3, or any successor or alternative Form, as may be filed from time to time, in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the securities of the Company registered pursuant to Registration Statement on Form S-3 filed on September 30, 2002 (Registration Statement No. 333-100199), as amended by Amendment No. 1 to Form S-3 filed on October 17, 2002, Post-Effective Amendment No. 1 to Form S-3 on Form S-l filed on May 4, 2004 and Post-Effective Amendment No. 2 to Form S-3 on Form S-l filed on June 8, 2004, and any registration statement or statements relating to an offering contemplated by such Registration Statement or Statements that are to be filed with the Securities and Exchange Commission, Washington, D.C., under the Securities Act or the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder, including any and all amendments (including post-effective amendments) to such Registration Statement or Statements and any registration statement related to an offering contemplated by such Registration Statement or Statements that are to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission and any State or other regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

/s/ Roderick C. McGeary
Roderick C. McGeary, Director